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eUniverse, Inc.

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The following is a series of slides to be used in connection with presentations by Brett Brewer, President, and Thomas Flahie, Chief Financial Officer, of eUniverse, Inc. (the “Company”), at meetings with various Company stockholders commencing on January 20, 2004.

eUniverse Investor Presentation

January 2004

Safe Harbor Statement

Information contained in this presentation contains forward-looking statements that involve risks, uncertainties and assumptions about our business and the actions we intend to take in connection with Mr. Greenspan’s efforts to take control of the Company. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, which include risks or uncertainties associated with, among other things: actual demand by customers for our products and services and advertising and marketing inventory; changes in governmental, Web browser or Internet service provider regulations policies and technology affecting commercial electronic communications and advertising; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the risk that the conditions required to be satisfied for the Company to receive additional debt financing from, or guaranteed by, VantagePoint Venture Partners will not be satisfied; the risk that the Company is not able to find and consummate business development opportunities for which the additional financing could be used; the availability of an exchange, quotation system or other mechanism through which the Company’s securities may be effectively publicly traded; the risk that the Company’s restructuring and cost-cutting initiatives may not result in anticipated savings; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the Company’s restatement of fiscal year 2003 quarterly financial results; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements; and the risk that cash advances made to Sharman Networks are fully recouped from the sharing of revenues. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

Further Information

The Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) relating to its annual meeting of stockholders on January 29, 2004. Stockholders of the Company are advised to read the Company’s proxy statement for the annual meeting because it contains important information. The Company’s proxy statement for the annual meeting was mailed to stockholders of the Company. Stockholders and other interested parties may obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. These documents may also be obtained free of charge by contacting MacKenzie Partners, the firm assisting the Company in the solicitation of proxies, toll free at +1-800-322-2885.

Company Overview

eUniverse Highlights

Leading Online Entertainment & Direct-To-Consumer Marketing Company

•	Performance Marketing Group

•	eServices

•	Gaming

•	Flowgo Network and newsletter portfolio

Core Strengths

•	Ability to identify new Internet business opportunities

•	Ability to identify products and services for eCommerce and offline channels

•	Secure, stable and scalable eCommerce technology platform

•	Technology and methodology to optimize customer value

•	Proprietary media buying and optimization process

•	Low cost, high quality content and game production

Performance Marketing Group

•	New customer marketing

–	Yahoo!

–	iWon / Excite

–	MSN

–	Google

•	Diverse products

–	Hydroderm

–	Dreamshape

–	Vigel

–	Bodydome

–	Impulse products

eServices

•	Cupid Junction

•	Confidential Pharmacy

•	Dieting Plans

•	All You Can Ink

Gaming

Retained Investment Banker

SkillJam

•	Skill-based gaming

•	Distribution partners:

–	MSN Zone

–	iWon / Excite

–	Shockwave

–	BoxerJam

Case’s Ladder

•	Leagues and Ladders

•	Distribution partners:

–	AOL

–	EA.com / Pogo

Flowgo Network and Newsletter Portfolio

•	eUniverse Network attracted 12.8 million viewers in November 2003 (1)

•	Newsletter portfolio sent to millions of subscribers each month

•	Download applications, including SirSearch

•	Kazaa Media Desktop distribution

(1) Nielsen-NetRatings, accessing from home and work in the U.S. for November 2003.

How We Plan to Grow…

Online

•	Launch new innovative products and services

•	Increase new customer marketing

•	Expand gaming partnerships

•	Add eServices partnerships

Offline

•	Add offline/online product joint ventures

•	Promote existing online products through offline initiatives

Wireless

•	Content distribution partnerships

Strategy focused on providing an increasing suite of paid products and services to user base, thereby continuing to increase the life time value of users.

Recent Events

Introduction

•	The current Board and management team are working diligently to address the challenges arising under Mr. Greenspan’s leadership

•	We are executing on our business plan and making meaningful progress

•	We believe Mr. Greenspan has taken a number of actions to derail this progress in an effort to serve his own, personal interests

•	We believe stockholder value is at risk if Mr. Greenspan’s hand-picked nominees are elected

•	eUniverse’s director nominees are well-qualified and best positioned to lead the Company

eUniverse’s Board and management team are committed to enhancing value for all stockholders.

Mr. Greenspan’s Legacy

•	EUNI discovers need to restate first three quarters of fiscal year 2003

•	SEC launches informal inquiry

•	EUNI sued by stockholders in various class action and derivative lawsuits

•	EUNI trading halted for nearly 4 months

•	EUNI delisted by NASDAQ

In October 2003, Mr. Greenspan was removed as Chairman and asked to resign as CEO.

EUNI’s Board and Management Team Have Taken Action to Address the Challenges Arising Under Greenspan’s Leadership

•	Strengthening operations

•	Improved liquidity

•	Improved financial reporting procedures

•	Addressing regulatory and litigation issues

•	Rebuilding the leadership team

•	Strengthened corporate governance

eUniverse’s Board and management team are taking all appropriate steps to protect the future of your Company.

Strengthening Operations

•	Streamlined operations

–	Closed 4 under-performing business lines

–	Consolidated certain core properties

–	Cost savings realized in June and September quarters

•	Expect net income improvement in December quarter over previous quarters

•	Broadened reach and prominence with new business development deals – AOL and Sharman Networks (Kazaa)

eUniverse’s Board and Management team are executing on the Company’s business plan.

Improved Liquidity

•	$8 million from VantagePoint

•	$2.5 million PIPE

•	Added proposed conversion feature to $2.5 million VantagePoint note

•	Have cash for opportunistic investments like Sharman Networks (Kazaa)

•	Better advertising arrangements with Yahoo!, MSN, Electronic Arts and American Greetings

Improved Financial Reporting Procedures

•	Appointed a new CFO

•	Hired a new Controller

•	Retained a new independent auditor

•	Appointed new Chairman of Audit Committee

•	Board’s Audit Committee conducted thorough review of accounting restatement

•	Significantly expanded the accounting and finance staff

•	Strengthened accounting practices and policies

Addressing Regulatory and Litigation Issues

•	Now current with our SEC financial filings

•	Completed Audit Committee investigation

•	Fully cooperating with the SEC staff

•	Working with NASDAQ and NASD representatives

•	Litigation in early stages

Rebuilding the Leadership Team

Lawrence Moreau Appointed May 2003	Chairman of the Audit Committee Previously: CFO of H. J. Meyers & Company. 11 years of experience with Touche Ross & Co. (now Deloitte & Touche).

Jeffrey Edell Appointed October 2003

Director and Chairman of the Board (November)

Previously: President and CEO of Soundelux Entertainment Group, a leading provider of entertainment content and technologies, where he oversaw growth in the Company’s revenues from $15M to $110M over a 4-year period.

Bradley Ward Appointed October 2003	Director President and CEO of The Game Tree, an online publisher of games and game-related intellectual property. Previously, VP of Licensing/Corp Development of PopCap Games.

Thomas Flahie Appointed August 2003

Chief Financial Officer

Previously: Sr VP, Finance and Administration at Balance Bar, where he was responsible for taking the Company public and subsequently managing its sale to Kraft. Also, CFO and Interim COO at eLabor, which was recently sold to ADP. Also Accounting and Audit Partner at Arthur Andersen.

Making progress on search for a new CEO, with the assistance of Highland Partners

Our new leadership team brings the industry and financial acumen to address our Company’s needs.

Strengthened Corporate Governance

Implemented over 14 initiatives in past 6 months designed to:

•	Increase Board independence

•	Improve stockholder visibility into governance matters

•	Adopt a code of ethics

•	Establish new system of disclosure controls and procedures

Examples include:

•	Increased Board size to add independent directors

•	6 of 7 Board members are independent directors

•	Committees composed solely of independent directors

•	Added a Nominating and Corporate Governance Committee

•	Updated and enhanced committee charters

•	Committee charters and code of ethics published on website

We Believe Stockholder Value Is At Risk If Greenspan’s Hand-Picked Nominees Are Elected

Greenspan Attempted to Derail eUniverse’s Path of Corporate Responsibility

•	Attempted to oust all 3 members of Audit Committee – particularly troubling considering commitments made to the public, SEC and NASDAQ

•	Attempted to limit scope and funding for Audit Committee investigation

•	Greenspan’s actions delayed completion of Audit Committee’s report

•	Delay of Audit Committee’s report was an important factor contributing to NASDAQ’s delisting of eUniverse

We Believe Greenspan Took Steps to Protect His Job

•	VantagePoint transaction contemplated a new Chief Executive Officer

•	Greenspan presented Board with alternative financing transaction that did not contemplate a new Chief Executive Officer

•	Greenspan threatened to resign, compete with eUniverse and terminate alternative financing transaction if Board didn’t approve unprecedented compensation package

•	After full and thorough review, Board determined VantagePoint financing in stockholders’ best interests

•	Against Board instructions, Greenspan attempted to terminate VantagePoint financing and executed alternative financing transaction

•	Board rejected Greenspan’s demand and determined to remove him as Chairman and asked for his resignation as CEO

•	As a result of Greenspan’s unauthorized actions, EUNI felt obligated to issue additional $2.5M of stock, or 1.6M shares

We Believe The Value of Your Investment Is at Risk if Greenspan’s Hand-Picked Director Nominees Are Elected

We believe Greenspan’s plan to terminate the management team is not in the best interest of stockholders

•	Any abrupt and unnecessary changes could interfere with our ability to keep eUniverse on track

•	Current management team has extensive industry and financial expertise

–	Brett Brewer, President: Seasoned executive with a broad range of skills and operational experience (corporate finance, strategic planning and corporate communications). Formerly CB Richard Ellis. 7 years of experience.

–	Tom Flahie, CFO: CFO of eLabor. Senior VP of Finance at Balance Bar Company. Partner with Andersen Worldwide. 25 years of experience.

–	Jeff Rajewski, CTO: CTO of Fitness Heaven. Senior technology management roles with PCMall (including uBid.com and eCost.com). 10 years of experience.

–	Adam Goldenberg, COO: Launched 3 new business units all of which have attained profitability. 5 years of experience.

–	Chris Lipp, General Counsel: Pillsbury Madison & Sutro. 6 years of experience.

eUniverse’s Current Board Is the Right Board

•	Substantial industry, operational and accounting experience

•	Interests aligned with all eUniverse stockholders

•	Independent minded

–	6 of 7 directors are non-management, 1 vacancy

•	4 elected by all stockholders (6 if VantagePoint buys majority of Series B stock)

•	2 appointed by Series B holders (indicated intent to appoint 1 director; appointment rights are eliminated if VantagePoint buys majority of Series B stock)

•	2 appointed by Series C holders

•	Track record of addressing the problems arising under Greenspan’s leadership, while executing on the Company’s business plan